Exhibit 99.1

UNITED STATES DISTRICT COURT
FOR THE CENTRAL DISTRICT OF CALIFORNIA
WESTERN DIVISION

BENJAMIN L. PADNOS, Derivatively on
Behalf of CHINA EDUCATION ALLIANCE, INC.,

Plaintiff,

v.

XIQUN YU, ZIBING PAN, SUSAN LIU,
CHANQING WANG, JAMES HSU,
LIANSHENG ZHANG, and YIZHAO ZHANG,

Defendants,

CHINA EDUCATION ALLIANCE, INC.,
a North Carolina Corporation,

Nominal Defendant.

Master File No. 2:11-CV-08973 CAS (JCx)

NOTICE OF PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO:	ALL SHAREHOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF CHINA EDUCATION ALLIANCE, INC. AS OF JULY 13, 2012

PLEASE READ THIS NOTICE CAREFULLY AND COMPLETELY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS (AS DEFINED HEREIN). IF YOU HOLD COMMON STOCK OF CHINA EDUCATION ALLIANCE, INC. FOR THE BENEFIT OF ANOTHER, PLEASE TRANSMIT THIS NOTICE TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE PROPOSED SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES TO THE SETTLEMENT.

Notice is hereby provided to you of a proposed settlement (the “Settlement”) of the above-captioned action (the “Action”). This Notice is provided by order of the United States District Court for the Central District of California, Western Division (the “Court”), to notify you of the terms of the proposed Settlement of the Action and of your rights relating thereto. This Notice is not an expression of any opinion, finding or ruling by the Court. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the Stipulation of Settlement (the “Stipulation”) signed by the settling parties, which is on file with the Court.

I.	WHY HAS THE COMPANY ISSUED THIS NOTICE?

The purpose of this Notice is to inform you that a proposed Settlement has been reached in the above-captioned Action brought on behalf of China Education Alliance, Inc. (“CEU” or the “Company”). The Action was brought derivatively on behalf of CEU to recover damages allegedly caused to the Company by the alleged actions of Xiqun Yu, Zibing Pan, Susan Liu, Chunqing Wang, James Hsu, Liansheng Zhang and Yizhao Zhang (collectively, the “Individual Defendants”). A shareholder derivative action is a lawsuit brought by a shareholder of a corporation on behalf of, and for the benefit of, the corporation, against parties allegedly causing harm to the corporation. None of the Individual Defendants has admitted to, or has been found to have committed, any wrongdoing whatsoever. Under the terms of the Settlement, which is subject to Court approval, CEU will adopt and implement certain corporate governance measures.

Your rights may be affected by the Settlement. If approved by the Court, the Settlement will result in the final dismissal with prejudice of the Action. A hearing (the “Settlement Hearing”) will be held by the Court in Courtroom 5, on the second floor of the courthouse for the United States District Court for the Central District of California, Western Division, located at 312 North Spring Street, Los Angeles, California 90012, on October 15, 2012 at 10:00 a.m. to determine whether the proposed Settlement is fair, reasonable and adequate, whether judgment should be entered giving final approval to the Settlement and dismissing the Action with prejudice, and whether the Fee and Expense Award (as defined in Section V below) should be approved by the Court.

The parties to the Settlement – namely Xiqun Yu, Zibing Pan, Liansheng Zhang, Yizhao Zhang, and nominal defendant CEU (collectively, the “Defendants”) as well as the Plaintiff (with the Defendants, the “Settling Parties”) – believe that the terms of the Settlement are fair, reasonable and adequate. The Settling Parties have concluded that further litigation of the Action could be protracted, disruptive and costly, and have taken into account the uncertainty and risks inherent in any litigation, especially in complex shareholder litigation like the Action. The Settling Parties therefore believe it is desirable that the Action be fully and finally settled and resolved under the terms and conditions set forth in the Stipulation.

II.	WHAT IS THE LAWSUIT ABOUT?

The Action is a shareholder derivative lawsuit brought for the benefit of CEU against certain of the Company’s current and former directors and officers. The Action was filed on October 28, 2011. The Action asserted claims against the Individual Defendants for breach of fiduciary duty, abuse of control, gross mismanagement, and unjust enrichment for allegedly causing the Company to misrepresent the scope of its operations and to disseminate false financial statements. A putative securities class action based on similar allegations, captioned In re China Education Alliance, Inc. Securities Litigation, No. 2:10-cv-09239, is also pending in the United States District Court for the Central District of California and is not subject to the Settlement.

Plaintiff’s Counsel and Defendants’ Counsel have engaged in substantial negotiations in an effort to resolve the Action, including face-to-face mediation and multiple telephone conferences. All negotiations were conducted in good faith and at arm’s length, and both the Plaintiff and the Defendants were represented by counsel experienced in litigation of this type. As a result of those settlement discussions, the Settling Parties entered into the Stipulation on July 13, 2012 setting forth the terms for settling the Action, subject to approval by the Court.

III.	WHAT ARE THE TERMS OF THE PROPOSED SETTLEMENT?

The terms of the proposed Settlement are set forth in the Stipulation, which has been filed with the Court and is publicly available. The following is only a summary of those terms.

Under the proposed Settlement, the Company has agreed to implement various corporate governance measures. Those measures are described in detail in the Stipulation and attachments thereto. In summary, CEU has agreed to the following:

1.	The chair of each committee of the Board of Directors will rotate at least once every eight years, subject to the discretion of a majority of the independent directors of the Board.

2.	The independent directors of the Board will meet at least twice a year in executive session, either in person or by telephone, outside the presence of any management director.

3.	A majority of the directors of the Board will be “independent,” as defined in the Stipulation.

4.	CEU’s management, its independent outside auditor, and the Board will conduct an annual review of the Company’s accounting methods and application of accounting rules and conventions to determine whether any changes in these policies and practices would be appropriate.

5.	CEU’s Chief Financial Officer (“CFO”) will meet annually with the Company’s independent outside auditor to review the company’s accounting methods and application of account rules and conventions.

6.	CEU’s independent outside auditor will meet privately with the Audit Committee each year to discuss the Company’s accounting methods, practices, and internal controls, and will make specific findings with respect to the reporting of resources and reserves.

7.	The Audit Committee, with the Company’s CFO and independent outside auditor, will formally review CEU’s accounting policies and the adequacy of its internal controls over financial reporting on an annual basis.

8.	CEU’s Audit Committee Charter will be amended to provide that the Audit Committee will meet each year with the Company’s CFO and independent outside auditor to review the GAAP disclosure process used to prepare and review draft financial statements, in order to ensure their accuracy, completeness, and consistency.

9.	CEU’s Audit Committee Charter will be amended to provide that a majority of the Audit Committee’s members must have past experience in finance or accounting, professional certification in accounting, or any other experience or background giving rise to financial sophistication.

10.	The Board will ensure that all complaints received are completely and fully investigated by its independent members.

11.	CEU will adopt a Code of Business Conduct and Ethics, which the Board will review periodically to consider whether any updates or revisions are necessary.

The Settlement is conditioned, among other things, upon the Court entering a Judgment dismissing the Action with prejudice. The Settlement will not become effective until the Judgment has become Final in accordance with the Stipulation. The terms “Judgment” and “Final” are defined in the Stipulation.

IV.	CLAIMS RELEASED BY THE SETTLEMENT

Pursuant to the terms of the Stipulation, the Action shall be dismissed with prejudice and the Plaintiff, on behalf of himself individually and derivatively on behalf of CEU and CEU’s shareholders, shall have, and by operation of the Judgment shall be deemed to have, fully, finally, and forever released, relinquished and discharged all Released Claims (including Unknown Claims) against the Released Persons. Each of the Released Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged Plaintiff and Plaintiff’s Counsel from all Released Claims. Additionally, each of the Individual Defendants and their Related Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished and discharged CEU, its officers, directors and employees from any and all Released Claims.

“Released Persons” means each and all of the Released Parties and the Related Persons.

“Released Parties” means CEU and the Individual Defendants.

“Individual Defendants” means Xiqun Yu, Zibing Pan, Susan Liu, Chunqing Wang, James Hsu, Liansheng Zhang, and Yizhao Zhang.

“Related Persons” means each of a Released Party’s present or former spouses, heirs, executors, estates, attorneys, administrators, related or affiliated entities, any members of a Released Party’s immediate family, any entity in which a Released Party and/or any member(s) of that Released Party’s immediate family has or had a controlling interest, or any trust of which any Released Party is or was the settler or which is or was for the benefit of any Released Party and/or member(s) of his or her family, each of the Released Parties’ assigns in connection with the Action, and all past and present directors, officers, attorneys, agents, partners, underwriters, insurers, personal or legal representatives, controlling shareholders, investment bankers, advisors, servants, employees, affiliates, predecessors, successors, parents, subsidiaries, divisions, joint ventures and joint venturers, related or affiliated entities, and assigns for nominal defendant CEU and its counsel.

“Released Claims” means and includes any and all claims, debts, demands, controversies, obligations, losses, rights, causes of action, or liabilities of any kind or nature whatsoever, (including, but not limited to, any claims for damages (whether compensatory, special, incidental, consequential, punitive, exemplary, or otherwise), injunctive relief, declaratory relief, rescission or rescissionary damages, interest, attorneys’ fees, expert or consulting fees, costs, expenses, or any other form of legal or equitable relief whatsoever), whether based on federal, state, local, contract, statutory, or common law or any other law, rule, or regulation, whether fixed or contingent, accrued or unaccrued, liquidated or unliquidated, at law or in equity, matured or unmatured, whether derivative or individual in nature, including both known claims and Unknown Claims (defined at Section 1.25 of the Stipulation) that: (a) have been asserted in the Action against any of the Released Persons; or (b) have been or could have been asserted in any forum which arise out of, relate to, or are based on the allegations, facts, transactions, events, matters, occurrences, acts, disclosures, statements, representations, omissions, or failures to act relating to all matters involved, set forth, referred to, or alleged in the complaint filed in the Action; provided, however, that “Released Claims” does not include claims arising out of, based upon, or related to CEU’s indemnification and/or advancement of attorneys’ fees and expenses relating to or arising out of the subject matter of the Action, or claims by CEU or any Individual Defendants for insurance coverage against CEU’s insurers relating to or arising out of the subject matter of the Action. Notwithstanding anything herein to the contrary, “Released Claims” does not include the claims asserted in In re China Education Alliance, Inc. Sec. Litig., Case No. 2:10-cv-09239 (C.D. Cal.) (CAS) (JCx) against the Individual Defendants and CEU, claims for insurance coverage against CEU’s insurers related thereto, or claims concerning CEU’s indemnification and/or advancement of attorneys’ fees and expenses related thereto.

“Unknown Claims” means any claim that any Settling Party or Related Person does not know or suspect to exist in his, her or its favor at the time of the release of the Released Persons which, if known by him, her or it, might have affected his, her or its Settlement with and release of the Released Persons, or might have affected his, her or its decision not to object to this Settlement.

V.	PLAINTIFF’S ATTORNEYS’ FEES AND EXPENSES

To date, Plaintiff’s Counsel have not received any payments for their efforts on behalf of CEU shareholders. After negotiating the terms of the Settlement, the Plaintiff and Defendants, through their respective counsel, negotiated the attorneys’ fees that would be paid to Plaintiff’s Counsel and the incentive award that would be paid to Plaintiff. CEU has agreed to cause its insurance carriers to pay the sum of $250,000.00 to Plaintiff’s Counsel for their fees and expenses, subject to Court approval (the “Fee and Expense Award”), from which Plaintiff is proposed to be paid the sum of $3,000.00 as an incentive award, subject to Court approval (the “Incentive Award”). The Fee and Expense Award will compensate Plaintiff’s Counsel for the results achieved in the Action, the fees and expenses incurred in connection with the prosecution and settlement of the Action, and the risks of undertaking the prosecution of the Action on a contingent basis. The Settlement, however, is not in any way conditioned upon the Court’s approval of the Fee and Expense Award. The Court has not yet approved the Fee and Expense Award nor has it approved the Incentive Award.

VI.	REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of CEU and its shareholders.

1.	Why Did Plaintiff Agree to Settle?

Before executing the Stipulation, Plaintiff’s Counsel conducted an extensive investigation which included: (i) inspecting, reviewing and analyzing the Company’s public filings, the investigative efforts of third parties, and the allegations set forth in In re China Education Alliance, Inc. Securities Litigation, 2:11-cv-09239 (C.D. Cal.); (ii) researching corporate governance issues; (iii) participating in in-person mediation and telephonic meetings with Defendants’ Counsel; and (iv) researching the applicable law with respect to the claims asserted in the complaint filed in the Action and potential defenses thereto.

Based upon this investigation, Plaintiff and Plaintiff’s Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiff, CEU and CEU shareholders and in their best interests, and have agreed to settle the claims in the Action pursuant to the terms of the Stipulation after considering, among other things: (a) the substantial benefits that CEU and its shareholders would receive from the Settlement, (b) the uncertainty attendant upon continued litigation of the Action, and (c) the desirability of relieving the Company of the expense and distraction of further litigation.

In particular, Plaintiff and his counsel considered the significant litigation risk inherent in the Action as well as the expense and time required to prosecute the derivative claims through trial and appeals. While Plaintiff believes his claims are meritorious, Plaintiff acknowledges and takes into account the uncertain outcomes and concomitant risks associated with litigating the Action, as well as the difficulties and delays inherent in derivative litigation generally. Plaintiff and his counsel believe that the Settlement is fair, reasonable, adequate, and is in the best interest of CEU and its shareholders.

2.	Why Did the Defendants Agree to Settle?

The Defendants expressly deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions alleged, or that could have been alleged, in the Action. The Defendants also have denied and continue to deny, inter alia, that the Plaintiff, CEU, or its shareholders have suffered any damage as a result of the alleged actions, and have further asserted that at all relevant times they acted in good faith and in a manner they reasonably believed to be in the best interests of CEU and its shareholders.

Nonetheless, the Defendants have concluded that further litigation of the Action would be protracted and expensive. Moreover, Defendants acknowledge that the corporate governance measures to be implemented as part of the Settlement are intended to provide substantial improvements in CEU’s corporate governance. Thus, Defendants have concluded that it is desirable that the Action be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Defendants have entered into the Stipulation without admitting any wrongdoing or liability whatsoever.

VII.	SETTLEMENT HEARING

On October 15, 2012 at 10:00 a.m., the Court will hold the Settlement Hearing in Courtroom 5, on the second floor of the courthouse of the United States District Court for the Central District of California, Western Division, located at 312 North Spring Street, Los Angeles, California 90012. At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and whether the Action should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon the Fee and Expense Award and the Incentive Award.

VIII.	RIGHT TO ATTEND SETTLEMENT HEARING

Any person who was a CEU shareholder as of July 13, 2012 may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the Settlement or the Fee and Expense Award, you must first comply with the procedures for objecting set forth below. The Court has the right to change the hearing dates or times without further notice; if you are planning to attend the Settlement Hearing, you should confirm the date and time in advance. CEU SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING.

IX.	RIGHT TO OBJECT TO THE SETTLEMENT; PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow the following procedures.

1.	You must make detailed objections in writing

Any objections must be presented in writing and must contain the following information:

1.	Your name, legal address, and telephone number;

2.	Proof of being a CEU shareholder as of July 13, 2012;

3.	The date(s) you acquired your CEU shares;

4.	A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made;

5.	The grounds for each objection or the reasons for your desiring to appear and to be heard;

6.	Notice of whether you intend to appear at the Settlement Hearing (this is not required if you have lodged your objection with the Court); and

7.	Copies of any papers you intend to submit to the Court, along with the names of any witness(es) you intend to call to testify at the Settlement Hearing and the subject(s) of their testimony.

The Court will not consider any objection that does not substantially comply with these requirements.

2.	You must timely deliver written objections to the Court, Plaintiff’s Counsel and Defendant’s Counsel.

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN September 24, 2012. The Court Clerk’s address is:

U.S. District Court

Central District of California, Western Division

312 N. Spring Street

Los Angeles, CA 90012

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFF’S COUNSEL AND DEFENDANTS’ COUNSEL SO THEY ARE RECEIVED NO LATER THAN September 24, 2012. Counsel’s addresses are:

William B. Federman
FEDERMAN & SHERWOOD
10205 N. Pennsylvania Ave.
Oklahoma City, OK 73120
Telephone: 405-235-1560
Facsimile: 405-239-2112
Email: wbf@federmanlaw.com

Attorneys for Plaintiff Benjamin L. Padnos

Jerome S. Fortinsky
SHEARMAN & STERLING LLP
599 Lexington Avenue
New York, NY 10022
Telephone: 212-848-4000
Facsimile: 212-848-7179
Email: jfortinsky@shearman.com

Attorneys for Xiqun Yu, Liansheng Zhang, Yizhao Zhang, Zibing Pan, and Nominal Defendant China Education Alliance, Inc.

The Court will not consider any objection that is not timely filed with the Court or not timely delivered to Plaintiff’s Counsel and Defendants’ Counsel. Any person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

X.	OBTAINING ADDITIONAL INFORMATION

This Notice summarizes the terms of the Stipulation. It is not a complete statement of the events of the Action or of the contents of the Stipulation. Although the Settling Parties believe that the description of the Settlement in this Notice is accurate in all material respects, in the event of any inconsistencies between the description in this Notice and the Stipulation, the Stipulation will control.

The Stipulation and other papers filed in the Action can be viewed in full and downloaded at the following website maintained by Plaintiff’s Counsel: http:// www.federmanlaw.com. You may also inspect the Stipulation and other papers filed in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at 312 North Spring Street, Los Angeles, California 90012. You must appear in person to inspect these documents; the Clerk’s office will not mail copies to you.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE

Dated August 28, 2012

BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA